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                                                                   EXHIBIT 10.18

                                 CONSULTING AGREEMENT
                                    BY AND BETWEEN
                               UROHEALTH SYSTEMS, INC.
                                         AND
                           VISTA MEDICAL TECHNOLOGIES, INC.


    THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of December 13, 1996 (the "Effective Date"), by and between UROHEALTH Systems, Inc. ("UROHEALTH"), and Vista Medical Technologies, Inc. ("Consultant") and, with respect to Sections 1, 4, 6, 7, 8 and 9 below, Allen Newman, Consultant's employee ("Newman").

                                     WITNESSETH:

    WHEREAS, UROHEALTH desires to retain the medical and consultation services of Consultant to aid in UROHEALTH's continuing mission to develop, improve, and expand its medical product business, including those products relating to minimally invasive surgery;

    WHEREAS, Consultant possesses the medical knowledge and professional expertise to aid UROHEALTH in its mission to develop, improve and expand its business as referenced above;

    NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    SECTION 1. CONSULTING SERVICES. During the term of this Agreement, Consultant shall serve as a consultant for UROHEALTH, using its reasonable commercial efforts to make available to Urohealth 25% of the working time of Newman. In connection herewith, Newman's duties shall include, but not be limited to, assisting UROHEALTH in developing and obtaining regulatory approvals for Licensed Products under the terms of that certain License Agreement, dated the date hereof, between UROHEALTH and Consultant (the "License Agreement") and otherwise exploiting the rights granted to UROHEALTH under the License Agreement.

    Newman shall also perform any other services as are mutually agreed upon by the parties. Consultant shall use its reasonable commercial efforts to ensure that Newman devotes sufficient time and best efforts as a consultant in order to perform the responsibilities under this Agreement to the reasonable satisfaction of UROHEALTH. Newman shall provide services under this Agreement as reasonably requested by UROHEALTH at the times mutually agreeable to UROHEALTH and Consultant.

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    SECTION 2.  TERM.  The term of this Agreement shall begin on the Effective
Date of the License Agreement and shall continue until the first Licensed Product (as defined in the License Agreement) under the License Agreement is commercially introduced by UROHEALTH.

    SECTION 3. TERMINATION. This Agreement may be terminated by either party immediately upon written notice of termination in the event the other party has materially breached this Agreement and has not cured such breach within thirty (30) days following written notice of the breach from the non-breaching party. In addition, this Agreement shall be terminated automatically upon the (i) termination of the License Agreement or (ii) death or incapacity, whether mental or physical, of Newman. UROHEALTH or its designee shall determine in good faith whether Newman is incapacitated for the purposes of this Section 3. In addition, UROHEALTH may in its sole discretion terminate this Agreement if Newman is unavailable, unwilling or unable to provide the consulting services contemplated hereby on behalf of the Company. Notwithstanding anything to the contrary herein contained, in the event performance by either party hereto of any term, covenant, condition or provision of this Agreement shall (i) jeopardize the licensure of UROHEALTH, (ii) jeopardize its participation in (a) Medicare, Medicaid, Blue Cross, or other reimbursement or payment programs, or (b) the FDA approval process, regulatory program and guidelines, or (c) any other state or nationally recognized accrediting organization, or (iii) be in violation of any statute, ordinance, or be otherwise deemed illegal, or be deemed unethical by any recognized body, agency, or association in the medical fields, UROHEALTH may, at its option, terminate this Agreement immediately.

    SECTION 4. COMPENSATION. In consideration for the services rendered by Consultant to UROHEALTH under this Agreement, UROHEALTH shall pay to Consultant
during the term of this Agreement, an amount equal to     * * *
        * * *          of Consultant to employ Newman; provided, that such
annualized costs shall not exceed $* * * . Such sum shall be paid in monthly installments to cover the cost of regular salary and benefits and an additional amount shall be paid in the month following verification that a bonus has been paid to Newman and the amount thereof. Consultant shall be reimbursed by UROHEALTH for all proper, necessary and reasonable business expenses incurred as a result of the performance of services requested by UROHEALTH. Consultant shall submit a detailed bill and documentation as deemed necessary by UROHEALTH for expenses which shall be subject to the reasonable approval of UROHEALTH's Chief Financial Officer. Consultant is not required to, and nothing herein nor in any other agreement shall be construed to require Consultant to, utilize UROHEALTH products.

    SECTION 5. INDEMNIFICATION. UROHEALTH shall indemnify Consultant with respect to all matters relating to services rendered by Consultant hereunder, except for those caused by Consultant's willful misconduct.


* * * Confidenial Treatment Requested


                                         -2-

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    SECTION 6.  CONFIDENTIALITY.  During the term of this Agreement, UROHEALTH, its clients, and its prospective clients may reveal to Consultant confidential and proprietary information of UROHEALTH ("Confidential Information"). Confidential Information shall include, but not be limited to, that information which is designated as confidential either in writing or orally, or that information which is not generally known to the public. With respect to any Confidential Information disclosed to Consultant, Consultant agrees to: (a) not disclose such Confidential Information to third parties except: (i) third parties for whom Consultant has secured the prior written approval of UROHEALTH, and/or (ii) as required by law or by any court or governmental body, agency or department of competent jurisdiction; (b) use at least the same degree of care to protect the Confidential Information as used with respect to Consultant's confidential and proprietary information, however in no event shall the degree of care be less than holding the Confidential Information in confidence; and (c) use the Confidential Information only for the purpose of performing its obligations under this Agreement. Notwithstanding anything to the contrary herein, Consultant shall not have an obligation to preserve the confidentiality of any Confidential Information which was previously known to Consultant free of any obligation to keep it confidential or is or becomes publicly available by other than unauthorized disclosure. The provisions of this Section 6 shall survive expiration or termination of this Agreement for any reason. As used herein, "Confidential Information" shall not include anything which is not "Confidential Information" as defined in the License Agreement.

    SECTION 7. STATUS OF THE PARTIES. In the performance of this Agreement, it is mutually understood and agreed that Consultant, Newman, its other employees, officers, directors and agents are performing as independent contractors with, and not as an employee, partner, or joint venturer of or with UROHEALTH. Neither Consultant nor Newman shall have any claim under this Agreement or otherwise against UROHEALTH for workers' compensation, unemployment compensation, vacation pay, sick leave, disability benefits, retirement benefits, social security benefits or any other employee benefits of any kind, all of which shall be the sole responsibility of Consultant. UROHEALTH shall not withhold on behalf of Consultant or Newman pursuant to this Agreement any sums for income tax, unemployment insurance, social security or otherwise pursuant to any law or requirement of any government agency, and all such withholding, if any is required, shall also be the sole responsibility of Consultant. Consultant shall indemnify and hold UROHEALTH harmless from any and all loss or liability, if any, arising with respect to any of the foregoing benefits or withholding requirements.

    SECTION 8. GOVERNING LAW. This Agreement is being delivered and executed in the State of California and the validity, construction, and enforcement of this Agreement shall be governed in all respects by the laws of the State of California. Venue shall be proper only in a court of competent jurisdiction located in the State of California. The parties agree to be subject to personal jurisdiction and consent to service of process issued by a court in which venue is proper as defined in this Section 8.


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    SECTION 9.  MODIFICATION AND WAIVER.  No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties to which it applies. Any waiver of a breach of any provision of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

    SECTION 10. HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

    SECTION 11. ASSIGNMENT. Neither party may assign, delegate, subcontract, or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party and any assignment or other transfer in violation of this Section 11 shall be void; provided, however, that UROHEALTH may assign its rights and delegate its duties pursuant to this Agreement to any successor, subsidiary, or affiliate to the business of UROHEALTH to which this Agreement relates without the written consent of the Consultant.

    SECTION 12. SEVERABILITY. If, as a result of any valid Act of Congress or act of any legislature or any regulation duly promulgated by the United States or any state acting in accordance with the law, the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, are rendered illegal or in violation of law, then the parties shall negotiate in good faith, and shall take all steps necessary, including, but not limited to, amendment to the terms and conditions of this Agreement or return of the compensation or any part of the compensation paid pursuant to this Agreement, in order to reform this Agreement such that the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, if any, shall not render any other relationship or transaction between the parties, or any affiliate of the parties, illegal or in violation of law.

    SECTION 13. NOTICES. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to been duly given if (i) delivered in person; (ii) given by prepaid telex or telegram, or by facsimile or other instantaneous electronic transmission device; or (iii) deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, as follows:

    If to UROHEALTH:

    UROHEALTH Systems, Inc.
    5 Civic Plaza, Suite 100
    Newport Beach, California 92660
    Attention:  General Counsel
    Facsimile:  (714) 668-5824


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    If to Consultant:

    Vista Medical Technologies, Inc.
    5451 Avenida Encinas, Suite A
    Carlsbad, California 92008
    Facsimile:  (619)603-9170
    Attention:  President

    SECTION 14. ATTORNEYS' FEES. In the event any party hereto brings an action or arbitration proceeding in connection with the performance, breach, or interpretation of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all reasonable cost and expenses of such litigation or proceeding, including attorneys' fees, court costs, costs of investigation, and other costs, fees, and expenses reasonably related to such action or proceeding.

    SECTION 15. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

    SECTION 16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties concerning the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between the parties, whether oral or in writing, concerning the subject matter hereof.

    INTENDING TO BE LEGALLY BOUND, the parties, or their duly authorized representatives, have executed this Agreement to be effective on the Effective Date.

    UROHEALTH SYSTEMS, INC.


    By:  /s/ Kevin M. Higgins
         ----------------------------------
    Title:  Senior Vice-President


VISTA MEDICAL TECHNOLOGIES, INC.


By:      /s/ John Lyon
    ------------------------------
Title:   President


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With Respect to Sections
1, 4, 6, 7, 8 and 9 only:


/s/ Allen Newman
--------------------------------
Allen Newman


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